UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2014

ALLIED NEVADA GOLD CORP.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)
(775) 358-4455
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed by Allied Nevada Gold Corp. (together with its subsidiaries, the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2014, the Company and West Kirkland Mining Inc. (“WKM”), a British Columbia corporation, entered into a letter agreement (the “Letter Agreement”) setting forth the principal terms and conditions under which the Company agreed to sell to WKM the following property (the “Property”): (i) the Hasbrouck property which consists of twenty-eight (28) patented mining claims and five hundred eighty-three (583) unpatented mining claims located in Esmeralda County, Nevada, (ii) the nearby one hundred (100) unpatented mining claims and six (6) patented claims (“Three Hills”) located in Nye County and Esmeralda County, Nevada and (iii) certain exploration properties consisting of thirty-seven (37) patented mining claims.
On April 22, 2014 (the “Closing Date”), the Company and WK Mining (USA) LTD., a Delaware corporation and indirect subsidiary of WKM, executed a definitive Purchase and Sale Agreement (the “Sale Agreement”) in which the Company completed the sale and disposition of a 75% controlling interest in the Property (the “Sale”).
The final sales price of the Property totaled $30.0 million (the same amount previously specified in the Letter Agreement), and included $20.0 million of cash payments to the Company, $0.5 million of which was previously paid upon entering into the Letter Agreement and $19.5 million of which was paid on the Closing Date. The final $10.0 million for the 25% interest retained by the Company is to be paid by WKM within 30 months of the Closing Date. If the final payment is not made or if the Company elects to decline the final payment and retain an interest in the Property, the Property will be placed into a joint venture with WKM holding a 75% interest and the Company retaining a 25% interest. The Sale Agreement also includes customary representations, warranties, and covenants by the Company and WKM and customary indemnification by each of the Company and WKM against certain losses arising out of or in connection with the Sale and Sale Agreement.
The foregoing description of the Sale Agreement is a summary and is qualified in its entirety by reference to the Sale Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. On April 23, 2014, the Company issued a press announcing the Sale. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.
See Item 1.01 above which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On April 22, 2014, Allied Nevada Gold Corp. (the “Company”) issued a press release providing a summary of the prefeasibility study results for the Hycroft mill expansion. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

10.1	Purchase and Sale Agreement, dated April 22, 2014, between WK Mining (USA) Ltd. and Allied VNC Inc. and Hasbrouck Production Company LLC.
99.1	Press release of Allied Nevada Gold Corp. dated April 23, 2014.
99.2	Press release of Allied Nevada Gold Corp. dated April 22, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2014	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Purchase and Sale Agreement, dated April 22, 2014, between WK Mining (USA) Ltd. and Allied VNC Inc. and Hasbrouck Production Company LLC.
99.1	Press release of Allied Nevada Gold Corp. dated April 23, 2014.
99.2	Press release of Allied Nevada Gold Corp. dated April 22, 2014.